UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 28, 2007

CHANNELL COMMERCIAL CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-28582	95-2453261
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

26040 Ynez Road, Temecula, California		92591
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (951) 719-2600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Channell Bushman Pty Ltd and its controlled entities (collectively referred to as “Channell Bushman Group”), which are subsidiaries of Channell Commercial Corporation, received a letter dated September 28, 2007 (the “Extension Letter”) from National Australia Bank Limited (“NAB”), which is the lender under the loan and security agreement between Channell Bushman Group and NAB dated May 16, 2007, as amended effective July 25, 2007 and August 28, 2007 (the “Loan and Security Agreement”), pursuant to which NAB extended, through October 31, 2007, the expiration dates of the currently outstanding facilities under the Loan and Security Agreement, including the revolving credit facility and the master asset finance agreement facility. Except as specified above, the Loan and Security Agreement generally remains unchanged.

The foregoing description of the Extension Letter is qualified in its entirety by the terms of the Extension Letter, a copy of which is filed hereto as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits

(d)                   Exhibits

Exhibit No.	Description

Exhibit 10.1	Letter dated September 28, 2007 from National Australia Bank Ltd to Channell Bushman Pty Ltd, Bushmans Group Pty Ltd and certain other subsidiaries of Channell Commercial Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 4, 2007
CHANNELL COMMERCIAL CORPORATION
(Registrant)

	By:	/ s/ Patrick E. McCready
Patrick E. McCready
Chief Financial Officer
(Duly authorized officer and principal
financial officer of the Registrant)